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                                                                      Exhibit 11

                        Horace Mann Educators Corporation
                       Computation of Net Income per Share
               For the Three Months Ended March 31, 2004 and 2003
                  (Amounts in thousands, except per share data)

                                                           Three Months Ended
                                                                March 31,
                                                         -----------------------
                                                            2004         2003
                                                         ----------   ----------
Basic - assumes no dilution:
Net income for the period.............................   $   21,691   $    8,099
                                                         ----------   ----------
Weighted average number of common shares outstanding
 during the period....................................       42,722       42,700
                                                         ----------   ----------
Net income per share - basic..........................   $     0.51   $     0.19
                                                         ==========   ==========
Diluted - assumes full dilution:
Net income for the period.............................   $   21,691   $    8,099
                                                         ----------   ----------
Weighted average number of common shares outstanding
 during the period....................................       42,722       42,700
Weighted average number of common
 equivalent shares to reflect the dilutive
 effect of common stock equivalent securities:
   Stock options......................................           34            5
   Common stock units related to Deferred Equity
    Compensation Plan for Directors...................          151          134
   Common stock units related to Deferred
    Compensation Plan for Employees...................           27           30
                                                         ----------   ----------
Total common and common equivalent shares adjusted to
 calculate diluted earnings per share.................       42,934       42,869
                                                         ----------   ----------
Net income per share - diluted........................   $     0.51   $     0.19
                                                         ==========   ==========